AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into effective April 2, 2003, by and among RemoteMDx, Inc. (the "Company") and David Derrick ("Derrick"), James Dalton ("Dalton"), and ADP Management Corporation ("ADP"). The parties agree as follows:

                                    RECITALS

     WHEREAS, ADP, Derrick and Dalton have heretofore extended and advanced credit to the Company, secured or guaranteed personally certain of the Company's debts and obligations in excess of $5,000,000 with personal assets, and otherwise facilitated the Company's relationships with funding sources, investors and investment banking firms; and

     WHEREAS, the Company owes ADP approximately $709,986 of principal, together with accrued interest as of the date hereof; and

     WHEREAS, the Company owes third party creditors approximately $4,331,625, as shown in Exhibit A; and

     WHEREAS, the Company has contingent liabilities of $736,000, as shown in Exhibit B; and

     WHEREAS, the Company desires to have Derrick, Dalton and ADP facilitate an immediate financing through a third party of $500,000 through the sale of common stock by the Company at a price of $0.54 per share; and

     WHEREAS, Derrick is the Company's Chairman and CEO and Dalton is Co-Chairman and as a group Derrick, Dalton and ADP beneficially own in excess of 40% of the common equivalent shares of the Company on a fully-diluted basis; and

     WHEREAS, the parties wish to enter into an agreement pursuant to which the debt of the Company will be significantly reduced and it will obtain releases from creditors and will fully satisfy its obligations to Derrick, Dalton and ADP in anticipation of a proposed restructuring of the Company that will include an equity raise and the listing of the Company's securities on a stock market.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT
         1. Allocation of Shares. The Company shall reserve and issue a total of 8,900,000 shares of common stock in connection with the conversion of debt and releases obtained as described in this Agreement. These shares will, when issued, be fully paid and non-assessable. The shares will be restricted shares,


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meaning that they will not be freely transferable and may not be transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act of 1933, as amended. The shares will be issued from time to time as agreed by the Company in satisfaction of obligations on terms to be negotiated by Derrick and Dalton acting on behalf of the Company as provided in this Agreement, subject to approval by the Audit Committee of the Board of Directors, as provided in paragraph 2.

         2. Conversion and Assumption of Debt. Derrick and Dalton shall act on behalf of the Company to negotiate the release and/or conversion of the Company's outstanding long- and short-term debt into common stock. In connection with such transactions, if required to facilitate the release of the Company Derrick and Dalton may at their discretion assume or cause ADP to assume an obligation of the Company on terms negotiated and agreed by the creditor; provided, that such terms include in every instance the immediate, complete and unconditional release of the Company from any further liability or obligation thereunder. It is understood, however, that the preferred method of restructuring the outstanding obligations will be to convert them into common stock. The shares of common stock to be used for all purposes under this Agreement shall be the 8,900,000 shares reserved and allocated under paragraph 1 above. All documentation relating to the settlement of debt, conversion, release of liens, and other related matters under this Agreement shall be subject to the approval of the Audit Committee of the Board of Directors of the Company and of counsel to the Company. No agreement or understanding with any creditor will be binding upon the Company until such approval has been obtained and the agreement and related instruments and documents executed and delivered by persons authorized thereunto by the Audit Committee. Upon approval, a schedule of all such transactions involving assumption or conversion of debt under this paragraph 2 will be prepared by the Company and ADP, Derrick and Dalton and appended to this Agreement as Exhibit C, by this reference incorporated in and made a part of this Agreement.

         3. Conversion and Release of Obligations Owing to ADP, Derrick and Dalton. ADP, Derrick and Dalton hereby release the Company from any and all obligation of payment under all outstanding loans, advances and other agreements involving the extension of credit or the guarantee of corporate debt or obligations, including, without limitation, the obligations of the Company that might be assumed by ADP, Derrick or Dalton under paragraph 2 above. Such obligations shall be deemed paid in full and in payment thereof and in payment of the amounts owed to ADP totaling $709,986, as well as all other concessions made by ADP, Derrick and Dalton under this Agreement, the Company hereby cancels that certain subscription receivable, in the amount of $338,300, payable by MK Financial, and the Company agrees that the balance of 8,900,000 shares shall be issued to ADP, Derrick and Dalton or its respective assignees.

         4. Assignment of Certificates of Deposit. Derrick hereby irrevocably assigns to the Company all ownership, right, title and interest in and to those certificates of deposit totaling $350,000 that have been pledged by Derrick as


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

collateral for the Company's credit line and related obligations at Zions Bank. Derrick agrees to execute and deliver to the Company and to said bank such documentation as may reasonably be required to effect the transfer of the certificates of deposit as agreed herein.

         5. Successors. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. No party shall delegate its or their duties or obligations hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

         6. Governing Law. The rights and obligations of the parties pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice or conflict of law rule or provision (whether of the State of Utah or other jurisdiction) which would cause the application of any law or rule other than of the State of Utah.

         7. Severability. Should any term or provision of this Agreement or the application thereof to any circumstance, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provision of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

         8. Entire Agreement. This Agreement, together with its exhibits, constitutes the entire agreement among the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and understandings of the parties in connection with the transactions contemplated hereby. No supplement, modification, or amendment shall be binding unless executed in writing by all parties.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument and all of which together shall be considered one and the same agreement. Delivery and receipt of executed pages by facsimile transmission shall constitute effective and binding executing and delivery of this Agreement.

         10. Attorneys' Fees. Should any litigation be commenced between the parties or their representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees and costs and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

         11. Approval and Authority. This Agreement has been approved on behalf of the Company and the person signing below on the Company's behalf has been authorized to do so by the Audit Committee of the Board of Directors of the Company.

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


IN WITNESS WHEREOF, the parties hereto have signed or caused this Agreement to be signed in their respective names as of the day and date first above written.

"Company"                                            "ADP"

REMOTEMDX, INC.                             ADP MANAGEMENT CORPORATION


By: /s/                                     By: /s/
   ----------------------------------           --------------------------------
Its:                                        Its:
     --------------------------------           --------------------------------


/s/ David G. Derrick                            /s/ James Dalton
David G. Derrick, Individually              James Dalton, Individually



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                                    EXHIBIT A


Creditor Name                           Amount Assumed or Converted

Teitelbaum                               $   800,000
Lintel Corporation                           700,000
BADA Financial                               436,524
Klapper                                      364,000
Technology Financing                         725,000
Lichtenstein                                 200,000
Ausch                                        150,000
Schwartz                                      50,000
BADA Interest                                 13,347
Calvin Black Trust                           300,000
Tom Natale                                   100,000
Keith and Frankie Liady                      100,000
ADP Management                               350,000
Other Interest                                42,750
                                         -------------

TOTAL                                    $ 4,331,621











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                                    EXHIBIT B
                     Redeemable Shares/Contingent Liability





Tobias Quessar                   $    96,000
Calvin Black Trust                   135,000
East Bay                             300,000
Tennenhaus                           175,000
                                     -------

TOTAL                            $  736,000




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                                    EXHIBIT C


Shares Converted to Equity

Entity                    $ Amount        Share Amount

Robert Lichtenstein       $200,000             151,334
Bela Ausch                $150,000             113,500
Sandor Schwartz           $ 50,000              37,834



Shares converted to Equity with a contingent put option that ADP has assumed

Entity                   $ Amount                Share Amount

Technology Financing     $725,000                483,333


Debt assumed by ADP with the Company being fully released

Entity                                      $ Amount

Joshua Titelbaum                    $   800,000
Bada Financial                          436,524
Klapper                                 364,000
Calvin Black Trust                      300,000
Tom Natale                              100,000
Keith & Frankie Liady                   100,000
Pledged CDs (ADP Management)            350,000
                                    ------------

Total                               $ 2,450,524



Debt assumed by ADP with the Company not being fully released

Entity                                      $ Amount

Lintel Corporation                          $700,000